                               ALDILA, INC.

            STATEMENT RE: COMPUTATION OF EARNINGS PER COMMON SHARE

                    (in thousands, except per share amounts)

                                                                          YEAR ENDED
                                                                         DECEMBER 31,
                                                             ----------------------------------
                                                               1996         1995         1994
                                                             ---------  -----------  ----------

  Net income.............................................     $5,682      $6,270       $11,672
                                                             ---------  -----------  ----------
                                                             ---------  -----------  ----------

  Weighted average shares of Common Stock outstanding....     16,411      16,714       16,624
  Net effect of Common Stock options.....................         23          51          186
                                                             ---------  -----------  ----------
      Weighted average shares outstanding (1)............     16,434      16,765       16,810
                                                             ---------  -----------  ----------
                                                             ---------  -----------  ----------
  Earnings per common share(1)...........................      $0.35       $0.37        $0.69
                                                             ---------  -----------  ----------
                                                             ---------  -----------  ----------

------------------

 (1) Adjusted to give retroactive effect to the two-for-one stock split for all stockholders of record on February 22, 1994.

 NOTE: Fully diluted earnings per share are not presented as the amounts are not more than 3% dilutive to primary earnings per share presented herein.











                                   Exhibit 11.1



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